FORM OF
FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
INDEMNITY AGREEMENT
This First Amendment to the PNM Resources, Inc. Indemnity Agreement (the “Agreement”) dated as of March __, 2019 is made and entered into by and between PNM Resources, Inc., a New Mexico corporation (the “Company”) and __________ (the “Indemnitee”).
WHEREAS, the Board of Directors of the Company (the “Board”) adopted the PNM Resources, Inc. Clawback Policy effective as of February 22, 2019 (the “Clawback Policy”);
WHEREAS, Section 8 of the Clawback Policy provides that the Company shall not indemnify any individual against the loss of incentive compensation recovered pursuant to the terms of the Clawback Policy;
WHEREAS, the Company and the Indemnitee previously entered into an Indemnity Agreement dated as of _____________ (the “Indemnity Agreement”);
WHEREAS, the Company and the Indemnitee wish to amend the Indemnity Agreement to reflect applicable restrictions under the Clawback Policy and related law.
NOW, THEREFORE, it is agreed that:
Section 2(f) of the Indemnity Agreement is hereby amended to add the following additional sentence to the end thereof:
In addition, notwithstanding any other provision of this Agreement, no indemnity will be provided to indemnify or reimburse the Indemnitee for the loss, repayment or recovery of any compensation pursuant to the application of the PNM Resources, Inc. Clawback Policy as adopted by the Board of Directors on February 22, 2019 and as it may be amended or replaced from time to time (the “Clawback Policy”), or the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the 1934 Act, or any

regulations promulgated with respect to any of the foregoing, as any of the same are in effect from time to time.
IN WITNESS WHEREOF, the Company and the Indemnitee have executed this First Amendment as of the date set forth above.
PNM RESOURCES, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title: